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                                                                     Exhibit 4.5

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                              GUARANTEE AGREEMENT

                             NIPSCO CAPITAL TRUST I

                          Dated as of ______ __, 1999


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                               TABLE OF CONTENTS
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                                   ARTICLE I

                    DEFINITIONS AND INTERPRETATION..........................  1

SECTION 1.1.  Definitions and Interpretation................................  1


                                  ARTICLE II

                            TRUST INDENTURE ACT.............................  4

SECTION 2.1.  Trust Indenture Act: Application..............................  4
SECTION 2.2.  List of Holders of Securities.................................  4
SECTION 2.3.  Reports by the Guarantee Trustee..............................  4
SECTION 2.4.  Periodic Reports to Guarantee Trustee.........................  4
SECTION 2.5.  Evidence of Compliance Conditions Precedent...................  5
SECTION 2.6.  Events of Default; Waiver.....................................  5
SECTION 2.7.  Event of Default; Notice......................................  5
SECTION 2.8.  Conflicting Interests.........................................  5


                                  ARTICLE III

                         POWERS, DUTIES AND RIGHTS OF
                              GUARANTEE TRUSTEE.............................  5

SECTION 3.1.  Powers and Duties of the Guarantee Trustee....................  5
SECTION 3.2.  Certain Rights of Guarantee Trustee...........................  7
SECTION 3.3.  Not Responsible for Recitals or Issuance of Guarantee.........  8


                                  ARTICLE IV

                              GUARANTEE TRUSTEE.............................  9

SECTION 4.1.  Guarantee Trustee; Eligibility................................  9
SECTION 4.2.  Appointment, Removal and Resignation of Guarantee Trustees....  9


                                   ARTICLE V

                                  GUARANTEE................................. 10

SECTION 5.1.  Guarantee..................................................... 10
SECTION 5.2.  Waiver of Notice and Demand................................... 10
SECTION 5.3.  Obligations Not Affected...................................... 10


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SECTION 5.4.  Rights of Holders............................................. 11
SECTION 5.5.  Guarantee of Payment.......................................... 11
SECTION 5.6.  Subrogation................................................... 11
SECTION 5.7.  Independent Obligations....................................... 12


                                  ARTICLE VI

                 LIMITATION OF TRANSACTIONS; SUBORDINATION.................. 12

SECTION 6.1.  Limitation of Transactions.................................... 12
SECTION 6.2.  Ranking....................................................... 12


                                  ARTICLE VII

                                TERMINATION................................. 13

SECTION 7.1.  Termination................................................... 13


                                 ARTICLE VIII
                              INDEMNIFICATION............................... 13

SECTION 8.1.  Exculpation................................................... 13
SECTION 8.2.  Indemnification............................................... 13


                                  ARTICLE IX

                                MISCELLANEOUS............................... 14

SECTION 9.1.  Successors and Assigns........................................ 14
SECTION 9.2.  Amendments.................................................... 14
SECTION 9.3.  Notices....................................................... 14
SECTION 9.4.  Benefit....................................................... 15
SECTION 9.5.  Governing Law................................................. 15


                                     -ii-
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                              GUARANTEE AGREEMENT


          This GUARANTEE AGREEMENT (the "Guarantee"), dated as of _______ ___, 1999, is executed and delivered by NIPSCO Capital Markets, Inc., an Indiana corporation (the "Guarantor"), and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) and of NIPSCO Capital Trust I, a Delaware statutory business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of _______ __, 1999, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Issuer, the Issuer is issuing on the date hereof _________ preferred securities, stated liquidation amount $50 per security, having an aggregate liquidation amount of $___________, designated the Preferred Securities (the "Preferred Securities") and ____________ common securities, liquidation amount $50 per security, having an aggregate liquidation amount of $________, designated the Common Securities (the "Common Securities" and, together with the Preferred Securities, the "Securities"); and

          WHEREAS, as an incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay in full, to the Holders of the Securities, the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          SECTION 1.1. Definitions and Interpretation. Unless the context otherwise requires:

          (a) capitalized terms used in this Guarantee but not defined in the preamble above shall have the meanings assigned to them in this Section 1.1;

          (b) a term defined anywhere in this Guarantee shall have the same meaning throughout;

          (c) all references to "the Guarantee" or "this Guarantee" shall be to this Guarantee as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee to Articles, Sections or recitals shall be to Articles and Sections of, or recitals to, this Guarantee unless otherwise specified;

          (e) a term defined in the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation (the "Trust Indenture Act") shall have the same meaning when used in this Guarantee unless otherwise defined in this Guarantee; and
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          (f) a reference to the singular shall include the plural and vice versa, and a reference to any masculine form of a term shall include the feminine form of a term, as applicable.

          (g) the following terms shall have the following meanings:

          "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Authorized Officer" of a Person shall mean any Person that is authorized to bind such Person.

          "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed, or a day on which the trustee under the Indenture or the principal office of the Property Trustee under the Declaration is closed for business.

          "Corporate Trust Office" shall mean the principal office of the Guarantee Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trust Administration.

          "Covered Person" shall mean any Holder or beneficial owner of Securities.

          "Debentures" shall mean the series of debentures to be issued by the Debenture Issuer under the Indenture and to be purchased by the Issuer and held by the Property Trustee.

          "Debenture Issuer" shall mean NIPSCO Capital Markets, Inc., in its capacity as issuer of the Debentures under the Indenture.

          "Direction" by a person shall mean a written direction signed: (a) if the Person is a natural person, by that Person; or (b) in any other case in the name of such Person by one or more Authorized Officers of that Person.

          "Event of Default" shall mean the failure of the Guarantor to perform any of its payment or other obligations under this Guarantee.

          "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Securities, to the extent the Issuer has funds available therefor, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption with respect to the Securities in respect of which the related Debentures have been redeemed by the Debenture Issuer upon the occurrence of a Tax Event Redemption or repaid at maturity, to the extent the Issuer has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for the Securities as provided in the Declaration), the lesser of (a) the aggregate of the stated liquidation amount and all accumulated and unpaid Distributions on the Securities to the date of payment, to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders of the Securities in liquidation of the Issuer (in either case, the "Liquidation Distribution").

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          "Guarantee Trustee" shall mean The Chase Manhattan Bank, until a
Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter shall mean each such Successor Guarantee Trustee.

          "Holder" shall have the meaning given such term in the Declaration.

          "Indemnified Person" shall mean the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

          "Indenture" shall mean the indenture, dated as of February 14, 1997, among the Guarantor, Industries and The Chase Manhattan Bank, as trustee, as amended and supplemented (including provisions of the Trust Indenture Act that are deemed incorporated therein), pursuant to which the Debentures are to be issued.

          "Industries" shall mean NIPSCO Industries, Inc., an Indiana corporation and an Affiliate of the Issuer.

          "Majority in Liquidation Amount" shall mean, except as provided in the terms of the Securities or the Trust Indenture Act, the Holders of outstanding Securities, voting together as a single class, or, as the context may require, the Holders of outstanding Preferred Securities or the Holders of outstanding Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

          "Officers' Certificate" shall have the meaning given such term in the Declaration.

          "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Property Trustee" shall mean The Chase Manhattan Bank, in its capacity as property trustee under the Declaration.

          "Responsible Officer" shall mean, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office, including any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred due to that officer's knowledge of and familiarity with the particular subject.

          "Successor Guarantee Trustee" shall mean a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

          "Tax Event Redemption" shall have the meaning given such term in the Declaration.

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          "Trust Enforcement Event" shall have the meaning given such term in the Declaration.


                                  ARTICLE II

                              TRUST INDENTURE ACT


          SECTION 2.1.  Trust Indenture Act: Application.

          (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and, to the extent applicable, shall be governed by such provisions; and

          (b) If and to the extent that any provision of this Guarantee conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties of the Trust Indenture Act shall control.

          SECTION 2.2.  List of Holders of Securities.

          (a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") (i) within one Business Day after January 1 and July 1 of each year, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Guarantee Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Guarantee Trustee. If at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor, the Guarantor shall not be obligated to provide such List of Holders. The Guarantee Trustee shall preserve, in as current form as is reasonably practicable, all information contained in Lists of Holders it receives in its capacity as Guarantee Trustee; provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

          SECTION 2.3.  Reports by the Guarantee Trustee.

          Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Preferred Securities), the Guarantee Trustee shall provide to the Holders of the Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee also shall comply with the requirements of Section 313(d) of the Trust Indenture Act.

          SECTION 2.4.  Periodic Reports to Guarantee Trustee.

          The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

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          SECTION 2.5.  Evidence of Compliance Conditions Precedent.

          The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          SECTION 2.6.  Events of Default; Waiver.

          The Holders of a Majority in Liquidation Amount of the Securities may, by vote, on behalf of the Holders of all of the Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee. No such waiver shall extend to any subsequent Event of Default or other default or impair any right consequent thereon.

          SECTION 2.7.  Event of Default; Notice.

          (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee determines in good faith that the withholding of such notice is in the interests of the Holders of the Securities.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice or a Responsible Officer of the Guarantee Trustee, charged with the administration of the Declaration, shall have obtained actual knowledge.

          SECTION 2.8.  Conflicting Interests.

          The Declaration and the Indenture shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

          SECTION 3.1.  Powers and Duties of the Guarantee Trustee.

          (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Securities. The Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee

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pursuant to Section 4.2. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Securities.

          (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only those duties specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of such Events of Default that may have occurred:

                    (A) the duties and obligations of the Guarantee Trustee shall be determined solely by reference to the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of those duties and obligations specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that are specifically required to be furnished to the Guarantee Trustee under this Guarantee, the Guarantee Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of this Guarantee;

               (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this

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     Guarantee, or the exercise of any trust or power conferred upon the
     Guarantee Trustee under this Guarantee; and

               (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

          SECTION 3.2.  Certain Rights of Guarantee Trustee.

          (a) Subject to the provisions of Section 3.1:

               (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by a Direction or an Officers' Certificate.

               (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is specifically prescribed in this Guarantee) may request, in the absence of bad faith on its part, and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

               (iv) The Guarantee Trustee shall have no duty to record, file or register any instrument (or rerecord, refile or reregister such instrument).

               (v) The Guarantee Trustee may consult with counsel of its choice or other experts. The advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise, and the written advice or opinion of such counsel with respect to such matters, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Guarantee Trustee under this Guarantee in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

               (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder of the Securities, unless such Holder has provided to the Guarantee Trustee security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred thereby, including such reasonable advances as may be requested by the Guarantee Trustee. The foregoing will not relieve the Guarantee Trustee, upon the occurrence of an Event of Default under this Guarantee, of its obligation to exercise the rights and powers vested in it by this Guarantee.

               (vii) The Guarantee Trustee shall not be bound to investigate the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (viii) The Guarantee Trustee may execute any of the trusts or powers vested in it by this Guarantee or perform any duties imposed upon it by this Guarantee either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by the Guarantee Trustee with due care under this Guarantee.

               (ix) Any action taken by the Guarantee Trustee or its agents under this Guarantee shall bind the Holders of the Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to investigate the authority of the Guarantee Trustee so to act or the Guarantee Trustee's compliance with any of the terms and provisions of this Guarantee, both of which shall be evidenced conclusively by the Guarantee Trustee's or its agent's taking such action.

               (x) Whenever in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

          (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent to act in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

          SECTION 3.3.  Not Responsible for Recitals or Issuance of Guarantee.

          The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

                                  ARTICLE IV

                               GUARANTEE TRUSTEE

          SECTION 4.1.  Guarantee Trustee; Eligibility.

          (a) There shall at all times be a Guarantee Trustee which shall:

               (i) not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of the applicable supervising or examining authority, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.l(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set forth in Section 4.2(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 4.2.  Appointment, Removal and Resignation of Guarantee
Trustees.

          (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by a written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee shall hold office until a Successor Guarantee Trustee has been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by a written instrument executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by a written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

          (d) If no Successor Guarantee Trustee shall have been appointed and shall have accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, it may deem proper, appoint a Successor Guarantee Trustee.

          (e) No Guarantee Trustee shall be liable for the acts or omissions of any Successor Guarantee Trustee.

          (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.


                                   ARTICLE V

                                   GUARANTEE

          SECTION 5.1.  Guarantee.

          To the extent set forth in this Guarantee, the Guarantor irrevocably and unconditionally agrees to pay in full to the Holders of the Securities the Guarantee Payments (without duplication of amounts paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders of the Securities or by causing the Issuer to pay such amounts to the Holders of the Securities. If a Trust Enforcement Event has occurred and is continuing, the rights of the Holders of the Common Securities to receive Guarantee Payments will be subordinated to the rights of the Holders of Preferred Securities to receive Guarantee Payments.

          SECTION 5.2.  Waiver of Notice and Demand.

          The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which this Guarantee applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.3.  Obligations Not Affected.

          The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, redemption price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders of the Securities to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders of the Securities pursuant to the terms of the Securities, or any action on the part of the Issuer granting indulgence or an extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Securities;

          (f) the settlement or compromise of any obligation guaranteed or incurred in this Guarantee; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of the Guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor under this Guarantee shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders of the Securities to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 5.4.  Rights of Holders.

          (a) The Holders of a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee.

          (b) If the Guarantee Trustee fails to enforce this Guarantee, any Holder of the Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee, without first instituting a legal proceeding directly against the Issuer, the Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Securities may directly institute a proceeding against the Guarantor for enforcement of this Guarantee for such payment. The Guarantor waives any right or remedy to require that any action on this Guarantee be brought first against the Issuer or any other Person before proceeding directly against the Guarantor.

          SECTION 5.5.  Guarantee of Payment.

          This Guarantee constitutes a guarantee of payment and not of collection.

          SECTION 5.6.  Subrogation.

          The Guarantor shall be subrogated to all the rights, if any, of the Holders of the Securities against the Issuer with respect to any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders of the Securities and to pay over such amount to such Holders.

          SECTION 5.7.  Independent Obligations.

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor under this Guarantee to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g) of Section 5.3 hereof.


                                  ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

          SECTION 6.1.  Limitation of Transactions.

          As long as any Securities remain outstanding, if an Event of Default occurs under the Guarantee or a Trust Enforcement Event occurs under the Declaration and written notice of such event has been given to the Guarantor, then the Guarantor and Industries may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of the Guarantor's or Industries' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor or Industries that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Guarantor or Industries of the debt securities of any subsidiary of the Guarantor or Industries if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) purchases or acquisitions of capital stock of the Guarantor or Industries in connection with the satisfaction by the Guarantor or Industries of its obligations under any employee benefit plans or the satisfaction by the Guarantor or Industries of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Guarantor or Industries to purchase capital stock of the Guarantor or Industries, (b) as a result of a reclassification of the Guarantor's or Industries' capital stock or the exchange or conversion of one class or series of the Guarantor's or Industries' capital stock for another class or series of the Guarantor's or Industries' capital stock, (c) the purchase of fractional interests in shares of the Guarantor's or Industries' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of the Guarantor or Industries, (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under this Guarantee).

          SECTION 6.2.  Ranking.

          If a Trust Enforcement Event has occurred and is continuing under the Declaration, the rights of the Holders of the Common Securities to receive Guarantee Payments will be subordinated to the rights of the Holders of Preferred Securities to receive Guarantee Payments.


                                  ARTICLE VII

                                  TERMINATION

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

          SECTION 7.1.  Termination.

          This Guarantee will terminate upon (i) the Guarantor's full payment of the redemption price of all the Securities in the event of a Tax Event Redemption or at the maturity of the Debentures, (ii) distribution of the Debentures held by the Issuer to the Holders of the Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of the Securities must restore payment of any sums paid under the Securities or under this Guarantee.


                                  ARTICLE VIII

                                INDEMNIFICATION

          SECTION 8.1.  Exculpation.

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to the Holders of the Preferred Securities might properly be paid.

          SECTION 8.2.  Indemnification.

          (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

          (b) To the fullest extent permitted by applicable law, reasonable out-of-pocket expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in
Section 8.2(a).

          (c) The provisions set forth in this Section 8.2 shall survive the termination of the Guarantee or the resignation or removal of the Guarantee Trustee.


                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.1.  Successors and Assigns.

          All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding.

          SECTION 9.2.  Amendments.

          Except with respect to any changes that do not adversely affect the rights of the Holders of the Securities in any material respect, in which case no consent of Holders will be required, this Guarantee may be amended only with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Securities. The provisions of Section 11.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

          SECTION 9.3.  Notices.

          All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) If given to the Guarantee Trustee, at the mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Securities):

                    The Chase Manhattan Bank
                    450 West 33rd Street
                    New York, New York 10001
                    Attention: Corporate Trust Administration
                    Telecopy No.: __________________

          (b) If given to the Guarantor, at the mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Securities):

                    NIPSCO Capital Markets, Inc.
                    801 East 86th Avenue
                    Merrillville, Indiana 46410
                    Attention: Francis P. Girot, Jr.
                    Telecopy No.: (219) 853-5352

          (c) If given to any Holder of the Securities, at such Holder's address as set forth on the books and records of the Issuer.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 9.4.  Benefit.

          This Guarantee shall be solely for the benefit of the Holders of the Securities and, subject to Section 3.1(a), is not separately transferable from the Securities.

          SECTION 9.5.  Governing Law.

          THIS GUARANTEE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.6.  Governing Law.

          This Guarantee may contain more than one counterpart of the signature page, and this Guarantee may be executed by the affixing of the signature of each of the parties to one of such counterpart signature pages. All such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          THIS GUARANTEE is executed as of the day and year first above written.

                                 NIPSCO CAPITAL MARKETS, INC., as Guarantor


                                 By:_______________________________
                                   Name:
                                   Title:

                                 THE CHASE MANHATTAN BANK, as Guarantee Trustee


                                 By:_______________________________
                                   Name:
                                   Title:

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